Exhibit 23.1


                          Batcher Zarcone & Baker, LLP
                           4190 Bonita Road, Suite 205
                                Bonita, CA 91902
                                Tel. 619.475.7882
                                Fax 619.789.6262


                                   May 2, 2005


Board of Directors
Renoir Publishing, Inc.
7946 Ivanhoe Avenue, Suite 202
La Jolla, CA 92037

Re: Consent to Use Opinion

Dear Mr. Renoir:

I hereby consent to the reference to my name in the Registration Statement SB-2 under the caption "Legal Matters" and to the use of my legal opinion dated May 2, 2005 as an exhibit to the Registration Statement. In giving this consent, I do hereby admit that I come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder.

                                     Very truly yours,

                                     BATCHER ZARCONE & BAKER, LLP

                                     /s/ Karen A. Batcher, Esq.